Exhibit 99.1

NEWS RELEASE

CONTACTS:	César García Chairman and Chief Executive Officer 818-709-1244 -or- Ron Stabiner, The Wall Street Group, Inc. 212-888-4848

FOR IMMEDIATE RELEASE:

IRIS International Outlines Major Initiatives for 2010 and Beyond, With New Product Pipeline

to Begin Generating Revenue and Earnings; Five New Product Releases Planned in 2010,

and Development of Next Generation 3GEMS™ Program to Accelerate, Annual Meeting Told

CHATSWORTH, Calif., May 18, 2010, IRIS INTERNATIONAL, INC. (NASDAQ: IRIS), a leading manufacturer of automated in-vitro diagnostics systems and consumables for use in hospitals and commercial laboratories worldwide, in outlining its major strategic initiatives for 2010 and beyond, told shareholders attending the Annual Meeting held here on Friday, that the value created from its new product pipeline is now coming to fruition as the Company is poised to begin generating its first revenues and earnings from five product releases in 2010, a pipeline that expands the Company’s addressable market opportunity to nearly $4 billion from $450 million previously.

Cesar M. Garcia, Chairman and Chief Executive Officer, in setting the backdrop for where the Company is today and his vision for the next three to five years, told shareholders that, “The willingness of new management seven years ago, to obsolete our legacy automated urine microscopy system, a technology leader which was reaching market saturation with little growth, and to replace it with the iQ®200 platform, a three-year R&D effort, represents a corporate heritage not to be overlooked. The development of the iQ200 platform, resulted in a new state-of the-art platform that is smaller, faster, less expensive and with more features than the larger predecessor legacy system, significantly expanding the market internationally for our core urinalysis business, and positioning us as the leader in automated urinalysis as we were able to address the needs of the small-to-mid-size as well as larger laboratories worldwide. As a result, since the launch of the iQ200 in 2003, more than 2,700 units have been sold worldwide and growing, each generating high margin recurring consumables and service revenue. It is the success of this program that created the internally generated cash to fund our new product pipeline, and expand our potential addressable market opportunity to nearly $4 billion from $450 million previously.

“During these seven years, with a growing installed base of iQ200s, revenues grew to $93 million in 2009 from $28 million in 2002, and are expected to exceed $100 million with continued growth in earnings in 2010. In the 28 quarters of years 2003 through 2009, IRIS experienced 24 quarters of record revenues and 18 quarters of record profits, with growth in cash to some $36 million as of March 31, and no debt, all while investing more than $58 million in research and development and $16 million on a share repurchase program using internally generated cash. This has provided the foundation for the development of a new product pipeline including paradigm shifting technologies in the high growth, high value markets of molecular diagnostics and hematology. These new opportunities are expected to propel revenues and earnings to higher levels in the years ahead beginning with our first anticipated roll outs later this year and early 2011,” Mr. Garcia added.

He went on to say that, “The recent FDA 510(k) submission by our IMD group of our NADiA®ProsVue™ prostate cancer prognostic test for identifying post prostatectomy patients with low risk of cancer recurrence, represents a major milestone and, in itself, a $22 million investment, as of Dec. 31, 2009. NADiA ProsVue is the first ‘proof-of-concept’ NADiA-platform application we are developing and, with an estimated potential $140 million addressable market opportunity, it is the smallest of the other high value assays we are targeting. Pending 510(k) clearance, we are hopeful of launching NADiA ProsVue in late 2010 or early 2011. We believe the high sensitivity of the NADiA ProsVue assay will result in a major advance in prostate cancer treatment by enabling the potential avoidance of unnecessary treatments, which should lead to better outcomes and improved patient care at considerably reduced healthcare costs.

“The re-submission of a 510(k) application for our iChem®VELOCITY™ automated urine chemistry analyzer is imminent and we are hopeful of obtaining U.S. FDA clearance in time for a U.S. launch in the second half of this year. In addition, we plan to release two new versions of our iQ200 automated urine microscopy analyzer and our new iRICELL workstations within the same time frame. These new models are primarily based on a two-year software development program designed to enable improved functionality and workflow. We have already released two new products developed by our Sample Processing division: the Ovatube™ fecal parasite specimen collection and processing device for the veterinary market, which addresses the need for a simpler and more precise diagnosis of parasites in domesticated animals, an application that generates 25 million tests annually in the U.S., and the CytoFuge™, a new cytological centrifuge, which targets the high-volume laboratory. These new products are expected to result in increased sales of high value proprietary recurring consumables revenue for our Sample Processing division,” Mr. García said.

“Beyond this, as we near the completion of the iChemVELOCITY and NADiA ProsVue development programs, in 2010 we are planning to devote greater resources and accelerate the development of our 3GEMS™ next generation morphology platform. The 3GEMS Hematology feasibility stage is progressing per plan and we recently entered into a product development agreement with a well-regarded hematology company for the development of a major component of this product platform. We plan to transition from feasibility to formal product development later this year while, concurrently, beginning the initial development of the 3GEMS next generation urinalysis platform.

“In conclusion, as the year 2010 progresses, we believe IRIS will have achieved long awaited milestones, which should provide the basis to value the Company beyond that of its present core businesses, as the results of our significant R&D effort begin to come to fruition,” Mr. Garcia said.

Shareholders attending the Annual Meeting and those voting by Proxy, elected nine directors to the Company’s Board of Directors until the 2011 Annual Meeting. They are: Thomas H. Adams, Ph.D., Chief Technology Officer of IRIS and director since June 2005; Steven M. Besbeck, director since 1990; César M. García, Chief Executive Officer, President and Chairman of the Board, and a director since November 2003; Beth Y. Karlan, M.D., director since May 2009; Michael D. Matte, director since January 2004; Richard G. Nadeau, Ph.D., director since January 1999; Rick Timmins, director since January 2010; Edward F. Vorboril, director since July 2008, and Lead Director since March 2009; and Stephen E. Wasserman, director since April 2006.

Shareholders also ratified the selection of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

About IRIS International, Inc.

IRIS International is a leading global in vitro diagnostics company focused on products that analyze particles and living cell forms and structures, or morphology of a variety of body fluids. The Company’s products leverage its strengths in flow imaging technology, particle recognition and automation to bring efficiency to hospital and commercial laboratories. The initial applications for its technology have been in the urinalysis market and the Company is the leading worldwide provider of automated urine microscopy and chemistry systems, with an installed base of more than 2,700 systems in more than 50 countries. The Company is expanding its core imaging and morphology expertise into related markets and is developing applications in hematology and urinary tract infections. In addition, the Company is developing molecular diagnostic tests based on its Nucleic Acid Detection Immunoassay, or NADiA®, platform, with applications in oncology and infectious disease. For more information, visit www.proiris.com.

SAFE HARBOR PROVISION

This press release contains forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, the Company’s views on future financial performance, market growth, capital requirements, regulatory developments, new product introductions and acquisitions, and are generally identified by phrases such as “thinks,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” and similar words. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statement. These statements are based upon, among other things, assumptions made by, and information currently available to, management, including management’s own knowledge and assessment of the Company’s industry, R&D initiatives, competition and capital requirements. Other factors and uncertainties that could affect the Company’s forward-looking statements include, among other things, the following: identification of feasible new product initiatives, management of R&D efforts and the resulting successful development of new products and product platforms; obtaining regulatory approvals for new and enhanced products; acceptance by customers of the Company’s products; integration of acquired businesses; substantial expansion of international sales; reliance on key suppliers; the potential need for changes in long-term strategy in response to future developments; future advances in diagnostic testing methods and procedures; potential changes in government regulations and healthcare policies, both of which could adversely affect the economics of the diagnostic testing procedures automated by the Company’s products; rapid technological change in the microelectronics and software industries; and competitive factors, including pricing pressures and the introduction by others of new products with similar or better functionality than our products. These and other risks are more fully described in the Company’s filings with the Securities and Exchange Commission, including the Company’s most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which should be read in conjunction herewith for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

###